UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024
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BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33220	33-1151291
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5 Dakota Drive	Lake Success	New York	11042
(Street Address)	(City)	(State)	Zip Code

Registrant’s telephone number, including area code: (516) 472-5400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on Which Registered:
Common Stock, par value $0.01 per share	BR	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 16, 2024, Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”) issued a press release announcing the appointment by the Broadridge Board of Directors (the “Board”) of Ashima Ghei as its Corporate Vice President and Chief Financial Officer, effective immediately. Ms. Ghei will serve as the Company’s principal financial officer and principal accounting officer.

There is no arrangement or understanding between Ms. Ghei and any other person pursuant to which she was selected as the Company’s Chief Financial Officer. There are no family relationships between Ms. Ghei and any director or executive officer of the Company. Ms. Ghei is not a party to any transaction in which the Company is a participant.

A summary of the material terms and conditions of Ms. Ghei’s compensation, as approved by the Compensation Committee of the Board (the “Compensation Committee”), is set forth below. Ms. Ghei will be eligible to participate in Broadridge’s employee and executive benefit programs, including the Company’s Officer Severance Plan and Change in Control Severance Plan for Corporate Officers.

Base Salary and Target Annual Cash Incentive Award. Ms. Ghei will receive an annual base salary of $600,000. She will also be eligible to receive an annual cash incentive award with a target of 100% of her annual base salary. For fiscal year 2025, Ms. Ghei will be eligible for a pro-rated annual cash incentive award based on the number of days she has been employed by the Company in this role.

Annual Equity Grants. As an executive officer of Broadridge, Ms. Ghei is eligible to receive annual equity awards with the same terms as the other Broadridge officers, as approved by the Compensation Committee. The Compensation Committee has approved the following annual equity value targets for Ms. Ghei starting in calendar year 2025: $850,000 in performance-based restricted stock units vesting in 2028, and $850,000 in value of stock options with standard four-year vesting provisions. Each of the foregoing equity grants shall be subject to the terms and conditions applicable to annual equity grants made to other executive officers of the Company and shall be valued at the time the grants are formally approved by the Compensation Committee.

Biography. Ms. Ghei, age 45, has led Broadridge’s global Finance team as Interim CFO since July 1st and has been instrumental in driving the Company’s financial strategy and execution forward in the first half of fiscal year 2025. Ms. Ghei joined Broadridge in January 2022 as chief financial officer of its investor communication solutions (“ICS”) business, where she was a key partner to the ICS leadership team and responsible for leading investment optimization, product profitability initiatives, pricing, contract negotiation, and planning and analytics. Prior to Broadridge, Ms. Ghei had an 18-year career with American Express, where she most recently served as its Head of Merchant Pricing for the Americas.

A copy of the press release announcing Ms. Ghei’s appointment is attached to this Form 8-K as Exhibit 99.1.

The information furnished pursuant to Item 9.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Broadridge Financial Solutions, Inc. dated December 16, 2024

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 16, 2024

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Hope M. Jarkowski
Hope M. Jarkowski
Corporate Vice President
and Chief Legal Officer